Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares National Muni Bond ETF (ISHMUNI) iShares New York Muni Bond ETF (ISHNY)
BlackRock Municipal Income Investment Quality Trust (BAF)
BlackRock Allocation Target Shares : Series E Portfolio
(BATSE)
BlackRock Municipal Income Investment Trust (BBF)
BlackRock Municipal Income Trust (BFK)
BlackRock Municipal Income Trust II (BLE)
BlackRock High Yield Municipal Fund (BR-HYMUNI)
BlackRock National Municipal Fund of Blackrock Municipal
Bond Fund, Inc. (BR-NATL)
BlackRock New York Municipal Opportunities Fund of
BlackRock Multi-State Mu (BR-NYMO)
BlackRock Strategic Municipal Trust (BSD)
BlackRock Long-Term Municipal Advantage Trust (BTA)
BlackRock Municipal Income Quality Trust (BYM)
BlackRock MuniEnhanced Fund, Inc.(MEN)
BlackRock MuniHoldings Investment Quality Fund (MFL)
BlackRock MuniYield Investment Quality Fund (MFT)
BlackRock MuniHoldings Fund, Inc. (MHD)
BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
BlackRock MuniYield Quality Fund II, Inc. (MQT)
BlackRock MuniYield Quality Fund, Inc. (MQY)
BlackRock MuniHoldings Fund II, Inc. (MUH)
BlackRock MuniVest Fund II, Inc. (MVT)
BlackRock MuniYield Fund, Inc. (MYD)
BlackRock MuniYield Investment Fund (MYF)
BlackRock MuniYield Quality Fund III, Inc. (MYI)
BlackRock MuniYield New York Quality Fund, Inc. (MYN)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
07-21-2016

Security Type:
BND/MUNI


Issuer
Metropolotan Transportation Authority
Transportation Revenue Bonds, Series
2016C, Subseries 2016-C-1 (2056)

Selling
Underwriter
Wells Fargo Securities, LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Wells Fargo Securities, LLC, Drexel
Hamilton,LLC, Estrada Hinojosa & Company,
Rice Financial Products Company, BNYMellon
Capital Markets, Merrill Lynch,Pierce,
Fenner & Smith Incorporated, Citigroup
Global Markets Inc, Goldman, Sachs & Co.,
J.P. Morgan Securities LLC, Jefferies LLC,
Loop Capital Markets LLC, Morgan Stanley &
Co. LLC, Samuel A. Ramirez & Company,
Inc., RBC Capital Markets, LLC, Siebert
Brandford Shank & Co, Academy Securities,
Barclays Capital Inc., Cabrera Capital
Markets,LLC, Duncan-Williams,Inc.,
Fidelity Capital Markets, Janney
Montgomery Scott LL, Keybank Capital
Markets Inc, M&T Securities, Inc, Mesirow
Financial Inc, Oppenheimer & Co, Piper
Jaffray & Co, PNC Capital Markets LLC,
Raymond James & Associates,Inc, Roosevelt
& Cross,Inc, Stern Brothers & Co., Stifel
Nicolaus & Company, Inc, The Williams
Capital Group, L.P , TD Securities (USA)
LLC, U.S. Bancorp Investments, Inc

Transaction Details

Date of Purchase
07-21-2016


Purchase
Price/Share
(per share / %
of par)
$119.657
(2.79)
$122.685
(2.71)

Total
Commission,
Spread or
Profit
0.463%


1.	Aggregate Principal Amount Purchased
(a+b)
$104,120,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$87,500,000

b. Other BlackRock Clients
$16,620,000

2.	Aggregate Principal Amount of
Offering
$863,860,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.120528




Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date: 07-26-2016
Global Syndicate Team Member




Approved by:
Steven DeLaura
Date: 07-26-2016
Global Syndicate Team Member